Exhibit 99.1

PJT Partners Inc. Reports Third Quarter and Nine Months 2021 Results

Third Quarter Overview

>	Total Revenues of $231 million, down 22% from a year ago
–	Advisory Revenues of $180 million, down 31%
–	Placement Revenues of $47 million, up 48%
>	GAAP Pretax Income of $48 million and Adjusted Pretax Income of $54 million
>	GAAP Diluted EPS of $0.82 and Adjusted EPS of $0.98

Nine Months Overview

>	Total Revenues of $679 million, down 7% from a year ago
–	Advisory Revenues of $530 million, down 13%
–	Placement Revenues of $138 million, up 30%
>	GAAP Pretax Income of $145 million and Adjusted Pretax Income of $161 million
>	GAAP Diluted EPS of $2.72 and Adjusted EPS of $2.93

Capital Management and Balance Sheet

>	Repurchased approximately 2.9 million share equivalents YTD
>	$334 million of cash, cash equivalents and short-term investments

Paul J. Taubman, Chairman and Chief Executive Officer, said, “Our Strategic Advisory, PJT Park Hill and PJT Camberview businesses continue to deliver significant growth and are on track to achieve record 2021 results. Our quarterly results were challenged by particularly difficult comparisons in our Restructuring business when measured against last year’s record levels. Looking forward, all of our businesses continue to be well positioned and we remain extremely confident in our future growth prospects.”

New York, October 26, 2021: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today announced its financial results for the third quarter and nine months ended September 30, 2021.

Media Relations: Julie Oakes Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

Revenues

The following table sets forth revenues for the three and nine months ended September 30, 2021 and 2020:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
	(Dollars in Millions)
Revenues
Advisory	$179.9	$262.4	(31%)	$530.1	$611.5	(13%)
Placement	46.9	31.8	48%	137.6	106.0	30%
Interest Income & Other	4.5	3.4	33%	10.9	12.7	(14%)
Total Revenues	$231.3	$297.6	(22%)	$678.7	$730.3	(7%)

Three Months Ended

Total Revenues decreased 22% to $231 million for third quarter 2021 from $298 million for the prior year quarter.

Advisory Revenues decreased 31% to $180 million for the current quarter from $262 million for the prior year quarter. An increase in strategic advisory revenues was more than offset by a decline in restructuring revenues, reflecting the significant decrease in restructuring activity from last year’s record levels.

Placement Revenues increased 48% to $47 million for the current quarter from $32 million for the prior year quarter. The increase in Placement Revenues was driven by an increase in fund placement activity.

Nine Months Ended

Total Revenues decreased 7% to $679 million for the nine months ended September 30, 2021 from $730 million for the same period a year ago.

Advisory Revenues decreased 13% to $530 million for the nine months from $612 million for the same period a year ago. An increase in strategic advisory revenues was more than offset by a decline in restructuring revenues, reflecting the significant decrease in restructuring activity from last year’s record levels.

Placement Revenues increased 30% to $138 million for the nine months from $106 million for the same period a year ago. The increase in Placement Revenues was driven by a significant increase in fund placement activity.

Expenses

The following tables set forth information relating to the Company’s expenses for the three and nine months ended September 30, 2021 and 2020:

	Three Months Ended September 30,
	2021		2020
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$148.1	$144.5	$196.9	$193.4
% of Revenues	64.1%	62.5%	66.2%	65.0%
Non-Compensation	$34.9	$32.9	$30.6	$28.2
% of Revenues	15.1%	14.2%	10.3%	9.5%
Total Expenses	$183.0	$177.4	$227.5	$221.6
% of Revenues	79.1%	76.7%	76.4%	74.5%
Pretax Income	$48.3	$53.9	$70.1	$76.0
% of Revenues	20.9%	23.3%	23.6%	25.5%

	Nine Months Ended September 30,
	2021		2020
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$434.9	$424.1	$485.7	$474.7
% of Revenues	64.1%	62.5%	66.5%	65.0%
Non-Compensation	$99.2	$93.2	$91.3	$85.0
% of Revenues	14.6%	13.7%	12.5%	11.6%
Total Expenses	$534.1	$517.4	$577.0	$559.7
% of Revenues	78.7%	76.2%	79.0%	76.6%
Pretax Income	$144.6	$161.3	$153.3	$170.6
% of Revenues	21.3%	23.8%	21.0%	23.4%

Compensation and Benefits Expense

Three Months Ended

GAAP Compensation and Benefits Expense was $148 million for third quarter 2021 compared with $197 million for the prior year quarter. Adjusted Compensation and Benefits Expense was $145 million for the current quarter compared with $193 million for the prior year quarter. The decrease in Compensation and Benefits Expense was principally the result of lower revenues during the current quarter.

Nine Months Ended

GAAP Compensation and Benefits Expense was $435 million for the nine months ended September 30, 2021 compared with $486 million for the same period a year ago. Adjusted Compensation and Benefits Expense was $424 million for the nine months compared with $475 million for the same period a year ago. The decrease in Compensation and Benefits Expense was principally the result of lower revenues during the current nine month period.

Non-Compensation Expense

Three Months Ended

GAAP Non-Compensation Expense was $35 million for third quarter 2021 compared with $31 million for the prior year quarter. Adjusted Non-Compensation Expense was $33 million for the current quarter compared with $28 million for the prior year quarter.

Non-Compensation Expense increased during the current quarter compared with the prior year quarter, primarily driven by increases in Travel and Related and Professional Fees. Travel and Related activity increased during the current quarter compared with the same period a year ago, although it remains below historical pre-COVID levels. Professional Fees increased primarily due to higher senior advisor expenses.

Nine Months Ended

GAAP Non-Compensation Expense was $99 million for the nine months ended September 30, 2021 compared with $91 million for the same period a year ago. Adjusted Non-Compensation Expense was $93 million for the nine months compared with $85 million for the same period a year ago.

Non-Compensation Expense increased during the nine months compared with the same period a year ago, primarily driven by increases in Professional Fees as well as Communications and Information Services and partially offset by decreases in Other Expenses and Travel and Related. Professional Fees increased primarily due to higher senior advisor expenses. The increase in Communications and Information Services was primarily driven by investments in technology infrastructure. Other Expenses decreased driven principally by a reduction in COVID-related expenses. Travel and Related decreased during the nine months compared to year-ago levels due to reduced travel and entertainment activity.

Provision for Taxes

As of September 30, 2021, PJT Partners Inc. owned 61.3% of PJT Partners Holdings LP. PJT Partners Inc. is subject to corporate U.S. federal and state income tax while PJT Partners Holdings LP is subject to New York City unincorporated business tax and other entity-level taxes imposed by certain state and foreign jurisdictions. Please refer to Note 12. “Stockholders’ Equity” in the “Notes to Consolidated Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for further information about the corporate ownership structure. The effective tax rate for GAAP Net Income for the three months ended September 30, 2021 and 2020 was 18.8% and 17.1%, respectively. The effective tax rate for GAAP Net Income for the nine months ended September 30, 2021 and 2020 was 13.0% and 14.5%, respectively.

In calculating Adjusted Net Income, If-Converted, the Company has assumed that all outstanding Class A partnership units in PJT Partners Holdings LP (“Partnership Units”) (excluding the unvested partnership units that have yet to satisfy certain market conditions) have been exchanged into shares of the Company’s Class A common stock, subjecting all of the Company’s income to corporate-level tax.

The effective tax rate for Adjusted Net Income, If-Converted for the nine months ended September 30, 2021 was 23.0% compared with 24.8% for full year 2020. This tax rate excludes the tax benefits of the adjustments for transaction-related compensation expense, amortization expense, tax benefit recorded pursuant to the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) as well as certain payments to The Blackstone Group Inc. (“Blackstone”) as a result of the Company’s spin-off on October 1, 2015 from Blackstone (the “spin-off”).

Capital Management and Balance Sheet

As of September 30, 2021, the Company held cash, cash equivalents and short-term investments of $333.8 million, and had no funded debt.

On February 1, 2021, the Company’s Board of Directors authorized a $150 million increase to the Company’s Class A common stock repurchase program. As of September 30, 2021, the Company’s remaining repurchase authorization was $91.9 million.

During the third quarter 2021, the Company repurchased 394 thousand Partnership Units for cash as a result of Partnership Unit exchanges, 188 thousand shares of Class A common stock pursuant to the share repurchase program and net share settled 2 thousand shares to satisfy employee tax obligations. During the third quarter 2021, the total share equivalent repurchases were 584 thousand shares at an average price of $77.27 per share. During the nine months ended September 30, 2021, the total share equivalent repurchases were 2.9 million shares at an average price of $72.05 per share.

The Company intends to repurchase 168 thousand Partnership Units for cash on November 2, 2021 at the volume-weighted average price per share of the Company’s Class A common stock on October 28, 2021.

Dividend

On October 18, 2021, the Company paid a special dividend of $3 per share to Class A common stockholders of record as of October 4, 2021.

The Board of Directors of PJT Partners Inc. has declared a dividend of $0.05 per share of Class A common stock, which will be paid on December 22, 2021 to Class A common stockholders of record on December 8, 2021.

Quarterly Investor Call Details

PJT Partners will host a conference call on October 26, 2021 at 8:30 a.m. ET to discuss its third quarter 2021 results. The conference call can be accessed via the internet on www.pjtpartners.com or by dialing +1 (800) 263-0877 (U.S. domestic) or +1 (720) 543-0197 (international), passcode 6819687. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com or by dialing +1 (888) 203-1112 (U.S. domestic) or +1 (719) 457-0820 (international), passcode 6819687.

About PJT Partners

PJT Partners is a premier global advisory-focused investment bank. We offer a unique portfolio of advisory services designed to help our clients achieve their strategic objectives. Our team of senior professionals delivers a range of strategic advisory, capital markets advisory, restructuring and special situations and shareholder advisory services to corporations, financial sponsors, institutional investors and governments around the world. We also provide, through PJT Park Hill, private fund advisory and fundraising services for alternative investment managers, including private equity funds, real estate funds and hedge funds. To learn more about PJT Partners, please visit our website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include certain information concerning future results of operations, business strategies, acquisitions, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “opportunity,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) changes in governmental regulations and policies; (b) the possibility of cyberattacks, security vulnerabilities, and internet disruptions, including breaches of data security and privacy leaks, data loss, and business interruptions; (c) the possibility of failure of our computer systems or communication systems during a catastrophic event, including as a result of the increased use of remote work environments and virtual platforms during the outbreak of COVID-19 (coronavirus); (d) the impact of catastrophic events, such as COVID-19, on the U.S. and the global economy, including business disruptions, reductions in employment and an increase in business failures; (e) the impact of catastrophic events, such as COVID-19, on our employees and our ability to provide services to our clients and respond to their needs; (f) the failure of third-party service providers to perform their functions; and (g) volatility in the political and economic environment.

Any of these factors, as well as such other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause the Company’s results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that the Company is unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause the Company’s results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent key performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted

Pretax Income; Adjusted Net Income; Adjusted Net Income, If-Converted, in total and on a per-share basis (referred to as “Adjusted EPS”); Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the significant accounting impact of: (a) transaction-related compensation expense, including expense related to Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the spin-off and acquisition of CamberView Partners Holdings, LLC (“CamberView”); (b) intangible asset amortization associated with Blackstone’s initial public offering (“IPO”), the acquisition of PJT Capital LP, and the acquisition of CamberView; and (c) the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure on its Adjusted Net Income, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership Units that have yet to satisfy certain market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes the tax benefits of the adjustments for transaction-related compensation expense, amortization expense, tax benefit recorded pursuant to the CARES Act as well as certain payments to Blackstone resulting from the spin-off.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Advisory	$179,900	$262,400	$530,124	$611,530
Placement	46,891	31,774	137,611	106,026
Interest Income and Other	4,507	3,389	10,944	12,741
Total Revenues	231,298	297,563	678,679	730,297
Expenses
Compensation and Benefits	148,149	196,896	434,866	485,650
Occupancy and Related	8,569	8,564	25,788	25,877
Travel and Related	2,765	546	4,979	6,379
Professional Fees	8,066	6,014	24,016	16,077
Communications and Information Services	4,341	3,435	13,548	10,575
Depreciation and Amortization	3,892	3,700	11,535	11,229
Other Expenses	7,241	8,312	19,337	21,178
Total Expenses	183,023	227,467	534,069	576,965
Income Before Provision for Taxes	48,275	70,096	144,610	153,332
Provision for Taxes	9,090	11,989	18,773	22,299
Net Income	39,185	58,107	125,837	131,033
Net Income Attributable to Non-Controlling Interests	17,740	27,200	54,565	59,596
Net Income Attributable to PJT Partners Inc.	$21,445	$30,907	$71,272	$71,437
Net Income Per Share of Class A Common Stock
Basic	$0.86	$1.25	$2.85	$2.92
Diluted	$0.82	$1.22	$2.72	$2.87
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	24,908,606	24,645,853	24,979,925	24,431,436
Diluted	42,010,543	26,242,631	42,414,461	25,452,816

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP Net Income	$39,185	$58,107	$125,837	$131,033
Less: GAAP Provision for Taxes	9,090	11,989	18,773	22,299
GAAP Pretax Income	48,275	70,096	144,610	153,332

Adjustments to GAAP Pretax Income
Transaction-Related Compensation Expense(1)	3,622	3,480	10,726	10,957
Amortization of Intangible Assets(2)	1,928	1,928	5,850	5,783
Spin-Off-Related Payable Due to Blackstone(3)	79	464	135	517
Adjusted Pretax Income	53,904	75,968	161,321	170,589
Adjusted Taxes(4)	9,951	12,870	20,988	23,652
Adjusted Net Income	43,953	63,098	140,333	146,937

If-Converted Adjustments
Less: Adjusted Taxes(4)	(9,951)	(12,870)	(20,988)	(23,652)
Add: If-Converted Taxes(5)	12,627	19,296	37,066	43,717
Adjusted Net Income, If-Converted	$41,277	$56,672	$124,255	$126,872

GAAP Net Income Per Share of Class A Common Stock
Basic	$0.86	$1.25	$2.85	$2.92
Diluted	$0.82	$1.22	$2.72	$2.87
GAAP Weighted-Average Shares of Class A Common Stock Outstanding
Basic	24,908,606	24,645,853	24,979,925	24,431,436
Diluted	42,010,543	26,242,631	42,414,461	25,452,816

Adjusted Net Income, If-Converted Per Share	$0.98	$1.36	$2.93	$3.10
Weighted-Average Shares Outstanding, If-Converted	42,015,728	41,542,673	42,419,646	40,954,770

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data – continued (unaudited)

(Dollars in Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP Compensation and Benefits Expense	$148,149	$196,896	$434,866	$485,650
Transaction-Related Compensation Expense(1)	(3,622)	(3,480)	(10,726)	(10,957)
Adjusted Compensation and Benefits Expense	$144,527	$193,416	$424,140	$474,693

Non-Compensation Expenses
Occupancy and Related	$8,569	$8,564	$25,788	$25,877
Travel and Related	2,765	546	4,979	6,379
Professional Fees	8,066	6,014	24,016	16,077
Communications and Information Services	4,341	3,435	13,548	10,575
Depreciation and Amortization	3,892	3,700	11,535	11,229
Other Expenses	7,241	8,312	19,337	21,178
GAAP Non-Compensation Expense	34,874	30,571	99,203	91,315
Amortization of Intangible Assets(2)	(1,928)	(1,928)	(5,850)	(5,783)
Spin-Off-Related Payable Due to Blackstone(3)	(79)	(464)	(135)	(517)
Adjusted Non-Compensation Expense	$32,867	$28,179	$93,218	$85,015

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three and nine months ended September 30, 2021 and 2020 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Weighted-Average Shares Outstanding - GAAP
Basic Shares Outstanding, GAAP	24,908,606	24,645,853	24,979,925	24,431,436
Dilutive Impact of Unvested RSUs(6)	1,575,341	1,596,778	1,567,341	1,021,380
Dilutive Impact of Partnership Units(7)	15,526,596	—	15,867,195	—
Diluted Shares Outstanding, GAAP	42,010,543	26,242,631	42,414,461	25,452,816

Weighted-Average Shares Outstanding - If-Converted
Basic Shares Outstanding, GAAP	24,908,606	24,645,853	24,979,925	24,431,436
Unvested RSUs(8)	1,580,526	1,604,555	1,572,526	1,041,646
Partnership Units(7)	15,526,596	15,292,265	15,867,195	15,481,688
If-Converted Shares Outstanding	42,015,728	41,542,673	42,419,646	40,954,770

	As of September 30,
	2021	2020
Fully-Diluted Shares Outstanding(9)	43,948,954	44,019,898

Footnotes

(1)

This adjustment adds back to GAAP Pretax Income transaction-related compensation expense for Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the spin-off and the acquisition of CamberView.

(2)

This adjustment adds back to GAAP Pretax Income amounts for the amortization of intangible assets that are associated with Blackstone’s IPO, the acquisition of PJT Capital LP on October 1, 2015 and the acquisition of CamberView on October 1, 2018.

(3)

This adjustment adds back to GAAP Pretax Income the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Such expense is reflected in Other Expenses in the Condensed Consolidated Statements of Operations.

(4)	Represents taxes on Adjusted Pretax Income, considering both current and deferred income tax effects for the current ownership structure.
(5)

Represents taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership units that have yet to satisfy market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes the tax benefits of the adjustments for transaction-related compensation expense, amortization expense, tax benefit recorded pursuant to the CARES Act as well as certain payments to Blackstone resulting from the spin-off.

(6)	Represents the dilutive impact under the treasury method of unvested, non-participating RSUs that have a remaining service requirement.
(7)	Represents the number of shares assuming the conversion of vested Partnership Units and Partnership Units that achieved certain market conditions.
(8)	Represents the dilutive impact of unvested RSUs that have a remaining service requirement.
(9)	Assumes all Partnership Units have been converted to shares of the Company’s Class A common stock.
Note:	Amounts presented in tables above may not add or recalculate due to rounding.